Exhibit 20

Monthly Servicing Report
Superior Wholesale Inventory Financing Trust X
December 2004

I	Initial SWIFT X Series 2004-A Statistics
	Trust Cap	$4,371,584,700.00
	Pool Balance at Sale Date	$4,917,564,949.51
	Initial Trust Balance	$4,371,584,700.00
	Offered Class A Term Notes, Series 2004-A	$2,000,000,000.00
	Offered Class B Term Notes, Series 2004-A	$131,148,000.00
	Offered Class C Term Notes, Series 2004-A	$54,645,000.00
	Initial 2004-A Revolving Note Balance	$2,000,000,000.00
	2004-A Certificate Balance	$185,791,700.00
	Reserve Fund	$21,857,924.00
	Class A Term Note Cash Accumulation Reserve Fund	$23,024,000.00
	Class B Term Note Cash Accumulation Reserve Fund	$2,642,000.00
	Class C Term Note Cash Accumulation Reserve Fund	$1,677,000.00
II	Current Collection Period Statistics
	Pool and Trust Statistics
	Beginning Pool Balance	$5,403,751,514.66
	New A/R Principal	$2,399,740,347.31
	Principal Reductions	$(1,823,089,641.10)
	Factory Credits/Warranty Repurchases	$(396,001,443.62)
	Partial Pay-Off Account	$10,604,669.95
	Administrative Repurchases	—
	Warranty Repurchases	—
	Eligible Accounts Repurchased	—
	Defaulted Receivables	—
	Net Change in Pool Balance	$191,253,932.54
	Ending Pool Balance	$5,595,005,447.20
	Average Daily Pool Balance	$5,452,997,148.58
	Beginning Trust Balance	$4,371,584,700.00
	Ending Trust Balance	$4,371,584,700.00
	Average Daily Trust Balance	$4,371,584,700.00
	Beginning Cash Accumulation Reserve Fund Account—Class A Term Notes	$23,024,000.00
	Ending Cash Accumulation Reserve Fund Account—Class A Term Notes	$23,024,000.00
	Change in Cash Accumulation Reserve Fund Account—Class A Term Notes	$—
	Beginning Cash Accumulation Reserve Fund Account—Class B Term Notes	$2,642,000.00
	Ending Cash Accumulation Reserve Fund Account—Class B Term Notes	$2,642,000.00
	Change in Cash Accumulation Reserve Fund Account—Class B Term Notes	$—
	Beginning Cash Accumulation Reserve Fund Account—Class C Term Notes	$1,677,000.00
	Ending Cash Accumulation Reserve Fund Account—Class C Term Notes	$1,677,000.00
	Change in Cash Accumulation Reserve Fund Account—Class C Term Notes	$—
	Excess Available Receivable Balance	$799,756,740.81
	Defaulted Receivables—Eligible	—
	Defaulted Receivables—Ineligible	—
	Gross Weighted Average Receivable Rate	4.62%
	Weighted Average Cost of Wholesale Incentive Plan	0.08%
	Securities Balances
	Beginning Offered Class A Term Notes, Series 2004-A Balance	$2,000,000,000.00
	Ending Offered Class A Term Notes, Series 2004-A Balance	$2,000,000,000.00
	Average Daily Offered Class A Term Notes, Series 2004-A Balance	$2,000,000,000.00
	Beginning Offered Class B Term Notes, Series 2004-A Balance	$131,148,000.00
	Ending Offered Class B Term Notes, Series 2004-A Balance	$131,148,000.00
	Average Daily Offered Class B Term Notes, Series 2004-A Balance	$131,148,000.00
	Beginning Offered Class C Term Notes, Series 2004-A Balance	$54,645,000.00
	Ending Offered Class C Term Notes, Series 2004-A Balance	$54,645,000.00
	Average Daily Offered Class C Term Notes, Series 2004-A Balance	$54,645,000.00
	Beginning Revolving Note 2004-RN—1 Balance	$1,000,000,000.00
	Ending Revolving Note 2004-RN—1 Balance	$1,000,000,000.00
	Average Daily Revolving Note 2004-RN—1 Balance	$1,000,000,000.00
	Beginning Revolving Note 2004-RN—2 Balance	$1,000,000,000.00
	Ending Revolving Note 2004-RN—2 Balance	$1,000,000,000.00
	Average Daily Revolving Note 2004-RN—2 Balance	$1,000,000,000.00
	Beginning 2004-A Certificate Balance	$185,791,700.00
	Ending 2004-A Certificate Balance	$185,791,700.00
	Average Daily 2004-A Certificate Balance	$185,791,700.00
III	Trust Percentage & Trust Interest Collections
	Average Daily Offered Class A Term Notes, Series 2004-A Balance	$2,000,000,000.00
	Average Daily Offered Class B Term Notes, Series 2004-A Balance	$131,148,000.00
	Average Daily Offered Class C Term Notes, Series 2004-A Balance	$54,645,000.00
	Average Daily Revolving Note 2004-RN—1 Balance	$1,000,000,000.00
	Average Daily Revolving Note 2004-RN—2 Balance	$1,000,000,000.00
	Average Daily 2004-A Certificate Balance	$185,791,700.00
	Average Daily Trust Balance	$4,371,584,700.00
	Average Daily Pool Balance	$5,452,997,148.58
	Total Interest Collected	$21,806,024.67
	Trust Percentage	80.1685%

Monthly Servicing Report
Superior Wholesale Inventory Financing Trust X
December 2004

				Beginning			Ending
				Note Distribution	Current Month	Required	Note Distribution
				Account Balance	Actual Amounts	Distribution	Account Balance
IV	Distribution of Trust Interest
	Available Trust Interest:
	Trust Interest Collections				$10,684,001.09
	Minimum Investment Proceeds (Commercial Paper)				41,791.00
	Minimum Investment Proceeds (Money Market Funds)				$48,212.52
					$10,774,004.61
	Class A Term Notes Interest	Interest Rate (LIBOR+.10%)	2.50250%
		Average Daily Balance	$2,000,000,000.00	N/A	$4,726,944.44	$4,726,944.44	N/A
		# of Days of Interest	34

	Class B Term Notes Interest	Interest Rate (LIBOR+.28%)	2.68250%
		Average Daily Balance	$131,148,000.00	N/A	$332,259.82	$332,259.82	N/A
		# of Days of Interest	34

	Class C Term Notes Interest	Interest Rate (LIBOR+.50%)	2.90250%
		Average Daily Balance	$54,645,000.00	N/A	$149,795.61	$149,795.61	N/A
		# of Days in Collection Period	34

	Revolving Note 2004-RN1	Interest Rate (LIBOR+.12%)	2.40000%
		Average Daily Balance	$1,000,000,000.00	N/A	$2,066,666.67	$2,066,666.67	N/A
		# of Days in Collection Period	31

	Revolving Note 2004-RN2	Interest Rate (LIBOR+.12%)	2.40000%
		Average Daily Balance	$1,000,000,000.00	N/A	$2,066,666.67	$2,066,666.67	N/A
		# of Days in Collection Period	31
			Subtotal		$9,342,333.21
		Interest Available After Notes			$1,431,671.40

	Servicer Advances Not Previously Reimbursed				$—

	Reserve Fund Deposit Amount				$—

	Cash Accumulation Reserve Fund Deposit Amount				$—

	2004-A Certificate Interest	Interest Rate (LIBOR+.50%)	2.90250%
		Average Daily Balance	$185,791,700.00		$509,301.50	$509,301.50	N/A
		# of Days of Interest	34

	Trust Defaulted Amount				$—

	Unreimbursed Trust Charge-Offs				$—
			Seller Excess Interest		$922,369.90
	Class A Term Note Cash Accumulation Reserve Fund Draw Amount				$—
	Class B Term Note Cash Accumulation Reserve Fund Draw Amount				$—
	Class C Term Note Cash Accumulation Reserve Fund Draw Amount				$—

			Seller Excess Interest + Draw Amount		$922,369.90

	Monthly Service Fee (1/12 of 1% of Average Daily Trust Invested Balance)				$3,642,987.25

V Summary
(A)	Coverage of Deficiency Amount
	Deficiency Amount	$—		From Bank of New York to GMAC

	Deficiency Amount Covered by Servicer Advance	—
	(a) Monthly Service Fee	—		Seller Excess Interest	$922,369.90
				Cash Accumulation Draw Amount—Class A Term Notes	$—
				Cash Accumulation Draw Amount—Class B Term Notes
	(b) (1) Aggregate Term Noteholders’ Interest	—			$—
	(2) Revolver Interest	—		Cash Accumulation Draw Amount—Class C Term Notes	$—
	(3) Specified Support Arrangements Payments	—		Ineligible Interest	—
	(c) Aggregate Certificateholders’ Interest	—		Additional Trust Principal	—
	Unsatisfied Deficiency Amount	—		Minimum Investments Received for Current Month	$(48,212.52)
	Unsatisfied Deficiency Amount Covered by Reserve	—		1/18/2005 — Distribution to GMAC	$874,157.38
	(a) Monthly Service Fee	—
	(b) (1) Aggregate Term Noteholders’ Interest	—
	(2) Revolver Interest	—		From Bank of New York to Chase Manhattan Bank (USA)
	(3) Specified Support Arrangements Payments	—		From Chase Manhattan Bank (USA) — New York to GMAC

	(c) Aggregate Certificateholders’ Interest	—		Certificate Interest Due GMAC	$509,301.50
	(d) Servicer Advances not previously reimbursed	—
	(e) Trust Defaulted Amount	—
				From Bank of New York to Chase Manhattan Bank (USA)
	Beginning Unreimbursed Trust Charge-Offs	—		From Chase Manhattan Bank (USA) — New York to DTC

(B)	Plus: Trust Charge-Offs (Prior Trust Defaulted Amount)	—		Certificate Interest Due Investors	$—
	Plus: Trust Defaulted Amounts(Current)	—
	Less: Amount Covered by Trust Interest Collections	—
	Less: Reserve Fund Draw Amount	—		From Bank of New York to US Bank (NCAT)

	Ending Unreimbursed Trust Charge-Offs	—		Revolving Note Interest	$4,133,333.34
	Beginning Unreimbursed Servicer Advance	—
(C)	Plus: Servicer Advance (Current Month)	—		From Bank of New York to Term Note Holders (DTC)

	Less: Reimbursed Servicer Advance-			Term Note Interest	$5,208,999.87
	(From Trust Interest Collections)	—
	Ending Unreimbursed Servicer Advance	—
	Reserve Fund Required Amount	$21,857,924.00		Total Disbursements From Bank of New York	$10,725,792.09
(D)
	Beginning Reserve Balance	$21,857,924.00
	Plus: Reserve Fund Deposit Amount	—
	Less: Reserve Fund Draw Amount	—
	Ending Reserve Balance	$21,857,924.00		Invest in C. P. from January 18, 2005 to February 14, 2005
	Required Amount Over Ending Reserve Balance	$—
	Class A Term Notes Cash Accumulation Reserve Fund Required Amount	$23,024,000.00
(E)	Beginning Class A Term Notes Cash Accumulation Reserve Fund Balance	$23,024,000.00
	Plus: Cash Accumulation Reserve Fund Deposit Amount	—
	Less: Cash Accumulation Reserve Fund Draw Amount	$—	@	Distribution to GMAC
	Ending Class A Term Notes Cash Accumulation Reserve Fund Balance	23,024,000.00		Invest in Nations Money Market Funds from January 18, 2005 to February 14, 2005
	Required Amt. Over Ending Cash Accum. Reserve Fund Bal.	$—
	Class B Term Notes Cash Accumulation Reserve Fund Required Amount	$2,642,000.00
(F)	Beginning Class B Term Notes Cash Accumulation Reserve Fund Balance	$2,642,000.00
	Plus: Cash Accumulation Reserve Fund Deposit Amount	—
	Less: Cash Accumulation Reserve Fund Draw Amount	$—	@	Distribution to GMAC
	Ending Class B Term Notes Cash Accumulation Reserve Fund Balance	$2,642,000.00		Invest in Nations Money Market Funds from January 18, 2005 to February 14, 2005
	Required Amt. Over Ending Cash Accum. Reserve Fund Bal.	$—
	Class C Term Notes Cash Accumulation Reserve Fund Required Amount	$1,677,000.00
(G)	Beginning Class C Term Notes Cash Accumulation Reserve Fund Balance	$1,677,000.00
	Plus: Cash Accumulation Reserve Fund Deposit Amount	—
	Less: Cash Accumulation Reserve Fund Draw Amount	$—	@	Distribution to GMAC
	Ending Class C Term Notes Cash Accumulation Reserve Fund Balance	$1,677,000.00		Invest in Nations Money Market Funds from January 18, 2005 to February 14, 2005
	Required Amt. Over Ending Cash Accum. Reserve Fund Bal.	$—

Monthly Servicing Report
Superior Wholesale Inventory Financing Trust X
December 2004

VI	Distribution Amounts
		Class A Term Notes, Series 2004-A Balance Prior to Distribution	$2,000,000,000.00
		Distribution Amount Allocable to Principal	0.00

		Class A Term Notes, Series 2004-A Balance After Distribution	$2,000,000,000.00

		Class B Term Notes, Series 2004-A Balance Prior to Distribution	$131,148,000.00
		Distribution Amount Allocable to Principal	0.00

		Class B Term Notes, Series 2004-A Balance After Distribution	$131,148,000.00

		Class C Term Notes, Series 2004-A Balance Prior to Distribution	$54,645,000.00
		Distribution Amount Allocable to Principal	0.00

		Class C Term Notes, Series 2004-A Balance After Distribution	$54,645,000.00

		Revolving Note 2004—RN1 Balance Beginning of Collection Period	$1,000,000,000.00
		Movement During Collection Period	0.00

		Revolving Note 2004—RN1 Balance End of Collection Period	$1,000,000,000.00

		Revolving Note 2004—RN2 Balance Beginning of Collection Period	$1,000,000,000.00
		Movement During Collection Period	0.00

		Revolving Note 2004—RN2 Balance End of Collection Period	$1,000,000,000.00

		2004-A Certificate Balance Prior to Distribution	$185,791,700.00
		Distribution Amount Allocable to Principal	0.00

		2004-A Certificate Balance After Distribution	$185,791,700.00

VII	Trust Early Amortization Triggers
	(1)	Average Monthly Payment Rates < 22.5%
		Current month	30.8%
		Current month — 1	27.8%
		Current month — 2	35.7%
		Three month Average	31.4%
	(2)	Reserve Fund < Reserve Fund Required Amount
		Reserve Fund on Deposit	$21,857,924.00
		Reserve Fund Required Amount	$21,857,924.00

		Current month	$—

		Reserve Fund on Deposit	$21,857,924.00
		Reserve Fund Required Amount	$21,857,924.00

		Current month — 1	$—

		Reserve Fund on Deposit	$21,857,924.00
		Reserve Fund Required Amount	$21,857,924.00

		Current month — 2	$—

	(3)	Reserve Fund Required Amount Exceeds Reserve Fund by > Reserve Fund Trigger Amount
		Reserve Fund Required Amount	$21,857,924.00
		Reserve Fund on Deposit	$21,857,924.00

		Current month	$—

		Reserve Fund Trigger Amount	$20,000,000.00
	(4)	Average Daily Trust Balance/(Average Term Notes + Average Certificate Balance) Less than 75%
		(To be determined over most recent six Collection Periods)
		Current month	184.3%
		Current month — 1	184.3%
		Current month — 2	184.3%
		Current month — 3	184.3%
		Current month — 4	NA
		Current month — 5	NA
		Six month Average	NA
	(5)	Aggregate Available Receivables < 70% of Aggregate Receivables
		Current month	94.1%
		Current month — 1	93.9%
	(6)	Draw on the Reserve Fund resulting from LIBOR exceeding the PRIME rate that has not been restored?	No
VIII	Cash Accumulation Triggers
	Have any of the above Trust Early Amortization Events occurred with respect to the Offered Term Notes?		No
IX	Rapid Amortization Triggers
	Have any of the following events occurred which would constitute a Rapid Amortization Event for the 2004-A Term Notes and an Early Amortization Event for the Trust?
	(1)	The occurrence of certain events of bankruptcy, insolvency or receivership relating to General Motors, GMAC, the servicer, if not GMAC, or the seller.	No
	Rapid Amortization Triggers for the 2004-A Term Notes
	(2)	Class A Term Note Cash Accumulation Reserve Fund < $1,833,333	No
		Current Month	$23,024,000.00
	(3)	Class B Term Note Cash Accumulation Reserve Fund < $139,891	No
		Current Month	$2,642,000.00
	(4)	Class C Term Note Cash Accumulation Reserve Fund < $68,306	No
		Current Month	$1,677,000.00
	(5)	Trust or Seller becomes required to register as an investment company.	No